UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2022

SYNTHETIC BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(Address of principal executive offices and zip code)

(301) 417-4364

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SYN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2022, Synthetic Biologics, Inc. (the “Company”) entered into an employment agreement with Frank Tufaro (the “Employment Agreement”) to serve as the Chief Operating Officer of the Company. The material terms of the Employment Agreement are set forth below.

Prior to joining the Company, Mr. Tufaro, age 67, served as President of Opa Therapeutics Inc. from May 2020 until March 2022. Opa Therapeutics is a privately held biologics company. From January 2010 through December 2019, Mr. Tufaro served as Chief Executive Officer of DNAtrix. DNAtrix is a privately held biotech company developing virus-driven immunotherapies to treat cancer. Mr. Tufaro received a Ph.D. in Molecular Biology and a Bachelor of Science in Biology from McGill University.

Pursuant to the Employment Agreement, Mr. Tufaro will receive an annual base salary of $375,000 and is eligible to earn an annual performance bonus of up to forty percent (40%) of his annual base salary. The annual bonus will be based upon the assessment of the Company’s Board of Directors (the “Board”) of Mr. Tufaro’s performance and the Company’s attainment of targeted goals set by the Board. In addition, Mr. Tufaro will also be eligible to receive annual equity awards pursuant to the Company’s incentive equity plans, such awards (including the number and type of awards), if any, will be in the sole discretion of the Board. The Employment Agreement also includes confidentiality obligations and inventions assignments by Mr. Tufaro and non-solicitation and non-competition provisions.

The Employment Agreement has a stated term of three (3) years but may be terminated earlier pursuant to its terms. If Mr. Tufaro’s employment is terminated for any reason, he or his estate as the case may be, will be entitled to receive the accrued base salary, any unpaid annual bonus earned with respect to any calendar year ending on or preceding the date of termination, vacation pay, expense reimbursement and any other entitlements accrued by him to the extent not previously paid (the “Accrued Obligations”); provided, however, that if his employment is terminated (i) by the Company without Cause or by Mr. Tufaro for Good Reason (as each is defined in the Employment Agreement) then in addition to paying the Accrued Obligations, (a) the Company will continue to pay his then current base salary and continue to provide benefits at least equal to those that were provided at the time of termination for a period of six (6) months and (b) all unvested stock options and other equity awards will immediately vest and he will be entitled to exercise any vested equity awards until the earlier of six (6) months after termination or the remaining term of the awards; or (ii) by reason of his death or Disability (as defined in the Employment Agreement), then in addition to paying the Accrued Obligations, Mr. Tufaro, or his estate as the case may be, would have the right to exercise any vested options until the earlier of six (6) months after termination or the remaining term of the awards. If Mr. Tufaro commenced employment with another employer and becomes eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits to be provided by the Company as described herein would terminate.

The Employment Agreement provides that upon the closing of a “Change in Control” (as defined in the Employment Agreement), all unvested stock options and other equity awards will immediately vest and the time period that Mr. Tufaro will have to exercise all vested stock options and other awards that Mr. Tufaro may have will be equal to the shorter of: (i) eighteen (18) months after termination, or (ii) the remaining term of the award(s). If within one (1) year after the occurrence of a Change in Control, Mr. Tufaro terminates his employment for “Good Reason” or the Company terminates Mr. Tufaro’s employment for any reason other than death, Disability or Cause, Mr. Tufaro will be entitled to receive: (a) the portion of his base salary for periods prior to the effective date of termination accrued but unpaid (if any); (b) all unreimbursed expenses (if any); and (c) an aggregate amount (the “Change in Control Severance Amount”) equal to two (2) times the sum of his base salary plus an amount equal to the bonus that would be payable if the “target” level performance were achieved under the Company’s annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year if bonus levels have not yet been established for the year of termination). If within two (2) years after the occurrence of a Change in Control, Mr. Tufaro terminates his employment for “Good Reason” or the Company terminates Mr. Tufaro’s employment for any reason other than death, Disability or Cause, Mr. Tufaro will be entitled to also receive for the period of two (2) consecutive years commencing on the date of such termination of his employment, medical, dental, life and disability insurance coverage for him and the members of his family that are not less favorable to him than the group medical, dental, life and disability insurance coverage carried by the Company for him. The Change in Control Severance Amount is to be paid in a lump sum if the Change in Control event constitutes a “change in the ownership” or a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of a corporation’s assets” (each within the meaning of Section 409A of the Internal Revenue Code (“Rule 409A”)), or in 48 substantially equal payments, if the Change in Control event does not so comply with Section 409A.

The information contained in this Item 5.02 regarding the Employment Agreement is qualified in its entirety by a copy of the Employment Agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

There are no family relationships between Mr. Tufaro and any director, executive officer or person nominated or chosen by the Company to become as director or executive officer of the Company. Additionally, there have been no transactions involving Mr. Tufaro that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On March 23, 2022, the Company issued a press release announcing Mr. Tufaro’s appointment as the Chief Operating Officer of the Company, a copy of which is furnished as Exhibit 99.1 hereto.

The information set forth in this Item 7.01 and contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated March 22, 2022, between Synthetic Biologics and Frank Tufaro
99.1	Synthetic Biologics, Inc. press release issued March 23, 2022
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2022	SYNTHETIC BIOLOGICS, INC.

	By:	/s/ Steven A. Shallcross
		Name:	Steven A. Shallcross
		Title:	Chief Executive Officer and Chief Financial Officer